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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cityscape Financial Corp.:

     We consent to the incorporation by reference in the Registration Statement on Form S-4 of Cityscape Financial Corp. of our report dated November 30, 1995 for the three years ended September 30, 1995 relating to J&J Securities Limited, which report appears in the December 31, 1996 annual report on Form 10-K of Cityscape Financial Corp, and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ BDO STOY HAYWARD

BDO STOY HAYWARD
London, England
June 20, 1997